UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2014

PURAMED BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	00-52771 (Commission File Number)	20-5510104 (IRS Employer Identification No.)

1326 Schofield Avenue
Schofield, WI 54476
       (Address of principal executive offices)

(715) 359-6373
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sale of Equity Securities.

On February 18, 2014, the Board of Directors of PuraMed Bioscience, Inc. (the “Company”) by unanimous written consent in lieu of a special meeting approved the issuance of (the “Issuance”): (i) 400,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to Russell Mitchell, the Company’s Chief Executive Officer, in consideration of the cancellation of $160,000 of unpaid back salary owed to Mr. Mitchell and (ii) 50,000,000 shares of Common Stock to Envision Marketing, Inc. (“Envision”), in consideration of the cancellation of $20,000 of payments owed to Envision by the Company for marketing services performed by Envision. The Issuance was effected, and the shares thereunder issued in accordance with the terms thereof, on March 14, 2014.  The 50,000,000 shares of Common Stock in consideration of the amounts owed to Envision were issued to two principals of Envision in the amount of 25,000,000 shares each.

In conjunction with the aforementioned stock issuances, we are relying on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder.  The transactions do not involve a public offering, the investors are “accredited investors” and/or qualified institutional buyers and have access to information about us and its investment.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURAMED BIOSCIENCE, INC.

March 19, 2014	By:	/s/ Russell W. Mitchell
Name: Russell W. Mitchell
Title: Chief Executive Officer/Chief Financial Officer